UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

OWL ROCK TECHNOLOGY FINANCE CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55977	83-1273258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.   Entry into a Material Definitive Agreement.

On September 23, 2020, Owl Rock Technology Finance Corp. (the “Company”) completed its previously announced offering of $400 million aggregate principal amount of its 4.75% notes due 2025 (the “Notes”). The offering was consummated pursuant to the terms of a purchase agreement (the “Purchase Agreement”) dated September 16, 2020 among the Company and Owl Rock Technology Advisors LLC (the “Advisor”), on the one hand, and Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, and RBC Capital Markets, LLC, as representatives of the several initial purchasers listed on Schedule 1 thereto (the “Initial Purchasers”), on the other hand. The Purchase Agreement provided for the Notes to be issued to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The Company relied upon these exemptions from registration based in part on representations made by the Initial Purchasers. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The net proceeds from the sale of the Notes were approximately $391.49 million, after deducting the fees paid to the Initial Purchasers and estimated offering expenses of approximately $850,000, each payable by the Company. The Company intends to use the net proceeds to pay down a portion of its outstanding indebtedness.

The Notes were issued pursuant to an Indenture dated as of June 12, 2020 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and a Second Supplemental Indenture, dated as of September 23, 2020 (the “Second Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Notes will mature on December 15, 2025 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The Notes bear interest at a rate of 4.75% per year payable semi-annually on June 15 and December 15 of each year, commencing on December 15, 2020. The Notes will be the Company’s direct, general unsecured obligations and will rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes. The Notes will rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior to the Notes, including, without limitation, the Company’s 6.75% Notes due 2025, of which $210 million was outstanding as of June 30, 2020. The Notes will rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Company’s revolving credit facility with Wells Fargo Bank, National Association, as Administrative Agent, and Wells Fargo Bank, National Association, PNC Bank, National Association, and State Street Bank and Trust Company, as lenders (the “Subscription Credit Facility”), of which $545.3 million was outstanding as of June 30, 2020, and the Company’s senior secured revolving credit agreement with the lenders from time to time parties thereto and SunTrust Robinson Humphrey, Inc. and ING Capital LLC as Joint Lead Arrangers and Joint Bookrunners, and SunTrust Bank and Administrative Agent, of which $200.0 million was outstanding as of June 30, 2020. The Notes will rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities, including, without limitation the Credit Agreement entered into on August 11, 2020 by OR Tech Financing I LLC, a Delaware limited liability company and the Company’s newly formed subsidiary, with OR Tech Financing I, as borrower, Massachusetts Mutual Life Insurance Company, as initial Lender, Alter Domus (US) LLC, as Administrative Agent and Document Custodian, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and the lenders from time to time party thereto pursuant to Assignment and Assumption Agreements, of which $290 million was drawndown on August 11, 2020 and used to temporarily repay a portion of our Subscription Credit Facility.

The Indenture contains certain covenants, including covenants requiring the Company to (i) comply with the asset coverage requirements of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, if a change of control repurchase event, as defined in the Indenture, occurs prior to maturity, holders of the Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

A copy of the Base Indenture, and Second Supplemental Indenture are attached hereto as Exhibits 4.1 and 4.2, respectively and are incorporated herein by reference. The description of the Notes contained in this Form 8-K is qualified in its entirety by reference to the foregoing.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

4.1      Indenture, dated as of June 12, 2020 by and between Owl Rock Technology Finance Corp. and Wells Fargo Bank, National Association, as trustee (Incorporated by Reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 12, 2020)

4.2      Second Supplemental Indenture, dated as of September 23, 2020, relating to the 4.75% notes due 2025, by and between Owl Rock Technology Finance Corp. and Wells Fargo Bank, National Association, as trustee

4.3      Form of 4.75% notes due 2025 sold in reliance on Rule 144A of the Securities Act (Incorporated by Reference to Exhibit 4.2 hereto)

4.4      Form of 4.75% notes due 2025 sold in reliance on Rule 501(a)(1), (2), (3) or (7) of the Securities Act, or upon the effectiveness of amendments thereto, Rule 501(a)(9) of the Securities Act (Incorporated by Reference to Exhibit 4.2 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Technology Finance Corp.

September 23, 2020	By:	/s/ Alan Kirshenbaum
		Name:	Alan Kirshenbaum
		Title:	Chief Operating Officer and
Chief Financial Officer